EXHIBIT 5.1

                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com

                                 April 20, 2001


AmeriPath, Inc.
7289 Garden Road
Suite 200
Riviera Beach, Florida  33404

         Re:      Form S-3 Registration Statement -
                  Resale of Stock on Behalf of Certain Selling Stockholders

Ladies and Gentlemen:

         We have acted as counsel to AmeriPath, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 864,849 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), which are being offered for the account of certain selling stockholders specified therein. The opinion hereinafter set forth is given at the request of the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

         As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties of the parties to the Agreement and Plan of Merger included as Exhibit 2.1 to the Registration Statement, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

      Bank of America Plaza               90 Park Avenue               3605 Glenwood Avenue        601 Pennsylvania Avenue, N.W.
  101 South Tryon Street, Suite         New York, NY 10016                  Suite 310               North Building, 11th Floor
              4000                         212-210-9400               Raleigh, NC 27612-4957         Washington, DC 20004-2601
    Charlotte, NC 28280-4000            Fax: 212-210-9444                  919-420-2200                    202-756-3300
          704-444-1000                                                  Fax: 919-420-2260                Fax: 202-756-3333
        Fax: 704-444-1111

AmeriPath, Inc.
April 20, 2001
Page 2

         The opinion set forth herein is limited to the General Corporation Law of the State of Delaware. The only opinion rendered by us consists of those matters set forth in the immediately following paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based upon the foregoing it is our opinion that (i) the currently outstanding Shares are legally and validly issued, fully paid and nonassessable and (ii) the Shares issuable pursuant to currently outstanding warrants, when issued and delivered against payment therefor in accordance with the terms of such warrants, will be legally and validly issued, fully paid and nonassessable.

         This opinion letter is provided to you for your benefit and for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                   Sincerely,

                                   ALSTON & BIRD LLP


                                   By: /s/ NILS H. OKESON
                                      -----------------------------------------
                                      Nils H. Okeson,
                                      a partner

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